SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

LEXINGTON REALTY TRUST

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This filing contains the following communication, which was distributed by Lexington Realty Trust on December 6, 2021:

1.

Lexington Realty Trust Press Release, dated December 6, 2021

Lexington Realty Trust Comments on Land & Buildings’ Nominations

New York – December 6, 2021 – Lexington Realty Trust (NYSE:LXP) (“LXP”), a real estate investment trust focused on single-tenant industrial real estate investments, today issued the following statement in response to Land & Buildings Investment Management, LLC’s (“Land & Buildings”) announcement of its nomination of two trustee candidates to stand for election to LXP’s Board of Trustees (the “Board”) at LXP’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”):

LXP maintains an ongoing dialogue with the investment community and values constructive input that may advance our goal of enhancing shareholder value. To that end, LXP has been transparent in its discussions with representatives of Land & Buildings as detailed in LXP’s letter to shareholders dated October 6, 2021 and has met with Land & Buildings each time it has requested a meeting. The Board and management team intend to continue engaging constructively with all shareholders, including Land & Buildings, and LXP’s Nominating and Governance Committee looks forward to reviewing and evaluating Land & Buildings’ trustee candidates consistent with its established processes.

The Board recognizes that refreshment is integral to effective corporate governance, and seeks to ensure the right mix of trustees who have the skills, experience and diversity to advance shareholders’ interests. The Board comprises seven highly qualified trustees who are committed to acting in the best interest of, and have a track record of delivering significant value for, all shareholders.  Since 2015, LXP has added five new independent trustees, each bringing a fresh perspective and valuable experience and expertise. The Board has focused on adding diversity through its refreshment and has recently appointed three independent female trustees, including Elizabeth Noe, a corporate governance expert, in May 2021. We will continue to solicit shareholder feedback as we pursue our ongoing evaluation and refreshment process.

Over the last five years, the LXP management team has successfully executed a strategy to transform LXP into a leading, predominantly single-tenant industrial REIT by divesting non-core assets and recycling capital to pursue disciplined growth opportunities. We have evolved LXP’s portfolio composition from 30% industrial in 2015 to 95%[i] as of Q3 2021. With our transformation substantially complete, today LXP is poised for enhanced financial performance and significant shareholder returns. In fact, since LXP’s portfolio mix has shifted to more than half industrial properties in 2018, we have delivered total shareholder returns[ii] of 96%, significantly outperforming our single-tenant net lease industrial peer[iii] returns of 79% and our 2021 proxy competitor and size peer returns of 70% and 28%, respectively. We have also substantially expanded Lexington’s NTM AFFO[iv] multiple from 12.6x at year end 2018 to 22.2x as of December 3, 2021.

The 2022 Annual Meeting has not yet been scheduled and no shareholder action is required at this time.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions, development projects and other transactions, including acquisitions. For more information or to follow LXP on social media, visit www.lxp.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “may,” “plans,” “predicts,” “will,” “will likely result” or similar expressions. Readers should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. In particular, the factors that could cause actual results, performances or achievements to differ materially from current expectations, strategies or plans include, among others, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the periodic reports filed by LXP with the Securities and Exchange Commission (the “SEC”). Copies of the periodic reports LXP files with the SEC are available on LXP’s website at www.lxp.com. Except as required by law, LXP undertakes no obligation to publicly release any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

Important Additional Information and Where to Find It

In the event that Lands & Buildings files a consent solicitation statement or a proxy statement with the SEC in connection with a solicitation to, among other things, possibly remove trustees of LXP (the “Solicitation”), LXP plans to file a proxy statement or a consent revocation statement, as applicable (each, a “Solicitation Statement”), with the SEC, together with a WHITE proxy card or consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT LXP WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card or consent revocation card, as applicable) when filed by LXP with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov) or at LXP’s website at www.lxp.com within the investors section.

Certain Information and Where to Find It

LXP, its trustees and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of LXP’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in LXP’s definitive proxy statement for its 2021 annual meeting of shareholders (the “2021 Proxy Statement”), filed with the SEC on April 8, 2021. To the extent holdings of LXP’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President, Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200

E-mail: hgentry@lxp.com

Media Contact: Andrew Siegel / Lucas Pers Joele Frank, Wilkinson Brimmer Katcher Phone: (212) 355-4449

i Calculated as a percentage of Gross Book Value

ii Total shareholder returns for trailing 3-year period from 12/3/2018-12/3/2021 per SNL

iii Net lease industrial peers reflect the average of STAG & MNR. Proxy peer groups reflect the average of the respective peer groups. Competitor peers exclude VER and size peers exclude WRI given the recent acquisitions

iv NTM AFFO per SNL